UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the proxy statement filed on December 19, 2008 by SMART Modular Technologies (WWH), Inc. (the "Company"), D. Scott Mercer did not stand for re-election as a director on January 28, 2009, when the Company held its 2009 annual shareholders’ meeting. Mr. Mercer’s retirement was not related to any disagreement with the Company regarding its operations, policies or practices.

Dennis McKenna was elected by shareholders at the annual meeting to fill the vacancy created by Mr. Mercer’s retirement. The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Mr. McKenna to serve on the Audit Committee and the Compensation Committee, in addition to the newly formed Strategy Committee.

There are no transactions or proposed transactions to which the Company was or is a party in which Mr. McKenna has a direct or indirect material interest. Mr. McKenna will be compensated as a director pursuant to the Company’s previously disclosed compensation policy for non-employee independent directors.

The press release regarding these events is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1. Press release, dated February 2, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

February 2, 2009	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated February 2, 2009